Exhibit 99(b)

NEWS RELEASE
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                                                           For Immediate Release
                                                               November 30, 2001


For Further Information Contact:
Jerry Francis, President & CEO
(304) 769-1101

             City Holding Company Completes Sale of California Banks

         Charleston, West Virginia - City Holding Company (NASDAQ:CHCO), a $2.0 billion bank holding company headquartered in Charleston, today announced that the sale of its California subsidiaries, Del Amo Savings Bank and Frontier Bancorp (parent of Frontier State Bank) to First Federal Bank of California, Santa Monica, California, has been completed.

         Jerry Francis, City Holding Company's President and CEO, stated, "We are pleased for the customers and shareholders of City Holding Company. The customers of Frontier and Del Amo will benefit from the increased resources and in-market ownership that First Federal Bank of California provides. For City shareholders, this completes the last of the planned divestitures and concludes our exodus from the California market. The Company is now able to fully focus on its core community banking operations in West Virginia."

         City Holding Company is the parent company of City National Bank of West Virginia and City Financial Corporation. City National Bank, in addition to its banking divisions, operates CityInsurance Professionals, an insurance agency offering a full range of insurance products and services.

         Information contained in this news release includes forward-looking statements relating to City Holding's sale of Del Amo and Frontier that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause City Holding's actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, the fact that the completed transaction may not have the effects anticipated. City Holding Company disclaims any intent or obligation to update this forward-looking information.